Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Reports Revenue Growth of 33% for Q1 2021

Interest income increases 56% over the same period last year

Conference Call and Webcast to be held at 8:00 AM EDT on Tuesday, May 18, 2021

Branford, Connecticut, May 14, 2021 -- Sachem Capital Corp. (NYSE American: SACH) announces its financial results for the first quarter ended March 31, 2021. The company will host a conference call on May 18, 2021 at 8:00 a.m. Eastern Daylight Time to discuss in greater detail its financial condition and operating results for the first quarter of 2021.

John Villano, CPA, the company’s Chief Executive and Chief Financial Officer stated: “We continue to achieve solid financial performance and have maintained a robust loan pipeline, as evidenced by a 56% increase in interest income on our loan portfolio versus the same period last year. Even though last year’s first quarter included a significant gain on sale of investment securities, we still achieved total revenue growth of 33% versus the same period last year. Importantly, we are opportunistically expanding and diversifying the geographic footprint of our mortgage loan portfolio beyond Connecticut. Our net income decreased slightly over the same period last year, as we invested heavily in our organization to support the next phase of our growth. We also have higher interest expense due to the approximate $56 million of unsecured, unsubordinated five-year notes we raised in 2020; however, we expect to benefit from the liquidity and financial flexibility provided by these securities and our low-interest line of credit, as we prudently deploy capital, while maintaining disciplined underwriting with a conservative loan-to-value ratio. We are also targeting larger-value commercial loans with financially stable, experienced sponsors. At the same time, we continue to explore a variety of financing alternatives, which may provide us a lower cost of capital given the strength of our loan portfolio. In the first quarter of 2021, we had $30.5 million in loan repayments (compared to $55 million for all of 2020) versus $31.7 million of new funding. Both the loan repayments and new funding amounts were the highest for any quarter since Sachem started reporting quarterly financial results. Overall, we believe we are well capitalized with a solid balance sheet to take advantage of the market demand for our loan products and remain highly encouraged by the prospects for our continued growth in 2021 and beyond.”

Results of operations – three months ended March 31, 2021

Total revenue for the three months ended March 31, 2021, was approximately $5.7 million compared to approximately $4.3 million for the three months ended March 31, 2020, an increase of approximately 32.5%. For the first quarter of 2021, interest income and net origination fees were approximately $4.5 million and $517,000, respectively. In comparison, for the three months ended March 31, 2020, interest income and net origination fees were approximately $2.9 million and $511,000, respectively.

Total operating costs and expenses for the three months ended March 31, 2021 were approximately $3.5 million compared to $2.1 million for the three months ended March 30, 2020. The increase in operating costs and expenses is primarily attributable to the increase in our unsecured bond debt. The company’s largest expenses were interest and amortization of deferred financing costs in the amount of $2.5 million. In comparison, for 2020, interest and amortization of deferred financing costs were approximately $1.1 million.

Net income for the three months ended March 31, 2021 was approximately $2.2 million, or $0.10 per share, compared to $2.2 million, or $0.10 per share for the three months ended March 31, 2020.

Financial Condition

At March 31, 2021, total assets were $228.4 million compared to $226.7 million at December 31, 2020. Most of this increase was attributable to increases in the mortgage loan portfolio of $1.2 million and an increase in investment partnership of approximately $1.8 million, offset by offset by a decrease in cash and cash equivalents and investment securities of approximately $2.1 million.

Total liabilities at March 31, 2021 were $143.8 million compared to $145.8 million at December 31, 2020. This decrease is principally due to a decrease in dividends payable of $2.7 million and mortgage payable of $768,000, offset by increases in advances from borrowers of $873,000.

Shareholders’ equity at March 31, 2021 was $84.6 million compared to $81.0 million at December 31, 2020. This increase was due primarily to net proceeds of $1.5 million from the sale of stock and net income of approximately $2.2 million.

On April 1, 2021, the Company authorized and declared a quarterly dividend of $0.12 per share to be paid to shareholders of record as of the close of trading on the NYSE American on April 12, 2021. The dividend was paid on April 16, 2021.

Investor Conference Call

The company will host a conference call on Tuesday, May 18th, 2021 at 8:00 a.m., Eastern Daylight Time, to discuss in greater detail its financial results for the first quarter ending March 31, 2021, as well as its outlook for the balance of 2021. Interested parties can access the conference call by calling 844-369-8770 for U.S. callers, or 862-298-0840 for international callers. The call will be available via webcast at https://www.webcaster4.com/Webcast/Page/2304/41384 as well as on the company’s website at https://www.sachemcapitalcorp.com. John Villano, the company’s Chief Executive and Chief Financial Officer will lead the conference call.

The webcast will also be archived on the company’s website and a telephone replay of the call will be available approximately one hour following the call, through Tuesday, June 1, 2021, and can be accessed by calling: 877-481-4010 for U.S. callers or 919-882-2331 for international callers and entering conference ID: 41384.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, non-banking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2020 filed with the U.S. Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

SACHEM CAPITAL CORP.

BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(unaudited)	(unaudited)
Assets
Assets:
Cash and cash equivalents	$18,345,654	$19,408,028
Investment securities	36,305,439	37,293,703
Investment in partnership	1,843,398	—
Mortgages receivable	156,771,704	155,616,300
Interest and fees receivable	1,882,611	1,820,067
Other receivables	413,212	67,307
Due from borrowers	2,525,039	2,025,663
Prepaid expenses	173,488	71,313
Property and equipment, net	1,449,653	1,433,388
Real estate owned	8,624,044	8,861,609
Other deposits	98,210	—
Deferred financing costs	—	72,806
Total assets	$228,432,452	$226,670,184

Liabilities and Shareholders' Equity
Liabilities:
Notes payable (net of deferred financing costs of $4,641,953 and $4,886,058)	$109,884,797	$109,640,692
Mortgage payable	—	767,508
Line of credit	28,160,988	28,055,648
Accrued dividends payable	—	2,654,977
Accounts payable and accrued expenses	536,323	372,662
Other loans	257,845	257,845
Security deposits held	13,416	13,416
Advances from borrowers	2,703,999	1,830,539
Deferred revenue	2,184,315	2,099,331
Notes payable	49,050	54,682
Accrued interest	—	3,344
Total liabilities	$143,790,733	$145,750,644

Commitments and Contingencies

Shareholders’ equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; no shares issued	—	—
Common stock - $.001 par value; 100,000,000 shares authorized; 22,428,208 and 22,124,801 issued and outstanding	22,428	22,125
Paid-in capital	85,360,645	83,814,376
Accumulated other comprehensive loss	(33,486)	(25,992)
Accumulated deficit	(707,868)	(2,890,969)
Total shareholders' equity	84,641,719	80,919,540
Total liabilities and shareholders' equity	$228,432,452	$226,670,184

SACHEM CAPITAL CORP.

STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenue:
Interest income from loans	$4,531,232	$2,901,406
Investment income	242,691	97,516
Income from partnership investment	17,373	—
(Loss) gain on sale of investment securities	(129,440)	446,083
Origination fees	517,428	511,056
Late and other fees	35,929	14,781
Processing fees	35,975	46,458
Rental income, net	4,184	10,728
Other income	456,809	284,274
Total revenue	5,712,181	4,312,302

Operating costs and expenses:
Interest and amortization of deferred financing costs	2,464,755	1,149,953
Professional fees	231,756	132,309
Compensation, fees and taxes	592,087	344,493
Exchange fees	12,329	7,273
Other expenses and taxes	21,809	28,703
Depreciation	19,602	16,283
General and administrative expenses	159,608	140,214
Loss on sale of real estate	2,134	4,460
Impairment loss	25,000	250,000
Total operating costs and expenses	3,529,080	2,073,688
Net income	2,183,101	2,238,614

Other comprehensive loss
Unrealized loss on investment securities	(7,494)	(135,382)
Comprehensive income	$2,175,607	$2,103,232
Basic and diluted net income per common share outstanding:
Basic	$0.10	$0.10
Diluted	$0.10	$0.10
Weighted average number of common shares outstanding:
Basic	22,138,006	22,117,301
Diluted	22,138,006	22,117,301

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW

(unaudited)

	Three Months Ended
	March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,183,101	$2,238,614
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs and bond discount	244,105	116,764
Write off of deferred financing costs	72,806	—
Depreciation expense	19,602	16,283
Stock based compensation	4,107	4,107
Impairment loss	25,000	250,000
Loss on sale of real estate	2,134	4,460
Loss (gain) on sale of investment securities	129,440	(446,083)
Changes in operating assets and liabilities:
(Increase) decrease in:
Interest and fees receivable	(62,544)	(200,167)
Other receivables	(345,905)	25,000
Due from borrowers	(499,376)	(778,324)
Prepaid expenses	(102,175)	(8,555)
Deposits on property and equipment	—	36,680
(Decrease) increase in:
Accrued interest	(3,344)	(18)
Accounts payable and accrued expenses	163,661	8,136
Deferred revenue	84,984	75,005
Advances from borrowers	873,460	385,479
Total adjustments	605,955	(511,233)
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,789,056	1,727,381

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities	(22,755,450)	(17,417,059)
Proceeds from the sale of investment securities	23,606,780	17,428,603
Purchase of interest in investment partnership	(1,843,398)	—
Proceeds from sale of real estate owned	370,792	1,090,236
Acquisitions of and improvements to real estate owned	(160,361)	(377,289)
Purchase of property and equipment	(35,867)	(29,757)
Principal disbursements for mortgages receivable	(31,661,577)	(28,675,048)
Principal collections on mortgages receivable	30,506,173	11,758,497
Costs in connection with investment activities	(98,210)	—
NET CASH USED FOR INVESTING ACTIVITIES	(2,071,118)	(16,221,817)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	105,340	—
Repayment of mortgage payable	(767,508)	(4,118)
Principal payments on notes payable	(5,632)	(4,932)
Dividends paid	(2,654,977)	(2,654,076)
Costs in connection with issuance of common stock - ATM	(2,730)	(58,353)
Proceeds from issuance of common stock - ATM	1,545,195	—
NET CASH USED FOR FINANCING ACTIVITIES	(1,780,312)	(2,721,479)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,062,374)	(17,215,915)

CASH AND CASH EQUIVALENTS- BEGINNING OF YEAR	19,408,028	18,841,937

CASH AND CASH EQUIVALENTS - END OF PERIOD	$18,345,654	$1,626,022

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Interest paid	$2,445,468	$1,033,189

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